Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333 -181048 and 333-192398) pertaining to the Stevia First Corp. 2012 Stock Incentive Plan, as amended, of our report dated June 25, 2015 with respect to the financial statements of Stevia First Corp. included in this Annual Report (Form 10-K) of Stevia First Corp. for the year ended March 31, 2015.

Weinberg & Company P.A.

Los Angeles, California

June 25, 2015